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         CUNA MUTUAL INSURANCE SOCIETY

                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER
                      WITH MINIMUM GUARANTEE DEATH BENEFIT

================================================================================
RIDER SECTION 1.  DEFINITIONS
================================================================================

1.1 WHAT ARE THE MOST COMMONLY USED TERMS AND WHAT DO THEY MEAN?

BENEFIT ALLOCATION MODEL - one or more specific investment options or purchase payment allocation models that we will use to provide the guarantee described by this rider. The benefit allocation model selected is shown on the Rider Data Page.

CURRENT AGE - the annuitant's age (youngest annuitant if joint annuitants) as of his or her last birthday.

EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the GALWA. The amount that is in excess of the GALWA is considered the excess withdrawal amount. See Rider
Section 7.1.

GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT (GALWA) - the maximum amount you may withdraw each rider year while an annuitant is alive regardless of your contract value.

LIFETIME BENEFIT BASIS (LBB) - the value used to determine the GALWA. It may increase annually while the simple interest benefit and/or step-up options are in effect as described in Rider Section 6.5. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the GALWA. See Rider Section 7.2.

LIFETIME WITHDRAWAL(S) - specified annual withdrawal(s) taken under the terms of this rider.

RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

SIMPLE INTEREST BENEFIT BASIS (SIBB) - a value calculated solely for purposes of this rider to determine your LBB on each rider anniversary that the simple interest benefit is in effect. See Rider Section 6.3 for a description of how the SIBB is determined.

WINDOW PERIOD - the period of time that additional purchase payment(s) made may be included in the LBB. The window period, if any, is shown on the Rider Data Page.

================================================================================
RIDER SECTION 2.  GENERAL INFORMATION
================================================================================

2.1 WHAT IS OUR AGREEMENT WITH YOU?

Our agreement with you includes this rider as a part of the contract to which it is attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. Nothing in this rider is intended to override the Death of Annuitant and/or Owner provisions of the contract to which this rider is attached; and in all events this rider will be interpreted in a manner consistent with Section 72(s) of the Internal Revenue Code. The issue date for this rider is shown on the Rider Data Page.

We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE ELIGIBILITY REQUIREMENTS AND THE BENEFIT PROVIDED BY THIS
    RIDER?

To be eligible for this rider the annuitant (both annuitants if joint annuitants) must be no younger than 55 and no older than age 85 on the rider issue date. This rider is not available if the plan type for the policy to which this rider is attached is a Beneficiary IRA.

Once issued, this rider provides for a guaranteed lifetime withdrawal benefit and enhanced death benefit as described in this rider.

2.3 ARE THERE ANY INVESTMENT RESTRICTIONS?

In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. A transfer of contract value or change in allocation to an investment option other than an available benefit allocation model is a violation of the investment restrictions.

Subject to any notice, approval or consent required by applicable law, we reserve the right to:

     a.) add benefit allocation models without prior
         notice;
     b.) remove or substitute benefit allocation models;
         and
     c.) substitute investment options within an available benefit allocation model.

You will be notified in advance of any substitution, removal or change to a benefit allocation model that you selected.

2.4 WHAT HAPPENS IF THE INVESTMENT RESTRICTIONS ARE VIOLATED?

If the investment restrictions are violated during the minimum charge period:

     a.) this rider will automatically terminate on the last day of the minimum charge period as shown on the Rider Data Page;
     b.) the LBB will be the LBB as of the valuation day immediately preceding the violation for the sole purpose of calculating the rider charge from the date of the violation to the date of termination; and
     c.) as of the date of the violation:
         1.) the guaranteed lifetime withdrawal benefit described in Rider Section 5 will be revoked, which means that any withdrawal thereafter is a partial withdrawal under the contract only, and not a lifetime withdrawal under this rider;
         2.) the step-up option described in Rider
             Section 6.4 will no longer be in effect nor can you elect the step-up option if not previously in effect; and
         3.) the simple interest benefit described in Rider Section 6.2 will no longer be in effect.

If the investment restrictions are violated on any date following completion of the minimum charge period, this rider will automatically terminate as of the date the violation occurred.

2.5 WHAT HAPPENS IF YOU CHANGE OWNERSHIP OF YOUR CONTRACT?

If you change ownership of the contract to which this rider is attached:

     a.) this rider will automatically terminate on the last day of the minimum charge period as shown on the Rider Data Page;
     b.) the LBB will be the LBB as of the valuation day immediately preceding the ownership change effective date, for the sole purpose of calculating the rider charge from the date ownership was changed to the date of termination; and
     c.) as of the ownership change effective date:
         1.) the guaranteed lifetime withdrawal benefit described in Rider
             Section 5 will be revoked, which means that any withdrawal thereafter is a partial withdrawal under the contract only, and not a lifetime withdrawal under this rider;
         2.) the step-up option described in Rider Section 6.4 will no longer be in effect nor can you elect the step-up option if not previously in effect; and
         3.) the simple interest benefit described in Rider Section 6.2 will no longer be in effect.

If the ownership change effective date occurs on any date following completion of the minimum charge period, this rider will automatically terminate as of that date.

2.6 WHEN WILL THIS RIDER TERMINATE?

Elective termination of this rider prior to the end of the minimum charge period is not allowed. The minimum charge period is shown on the Rider Data Page.

This rider will automatically terminate on the earliest of:

     a.) the payout date;
     b.) the date due proof of death of the annuitant (last remaining annuitant, if joint annuitants) is received;
     c.) the date there is a change of annuitant for any reason; or d.) the date you surrender your contract.

This rider will also terminate if the investment restrictions are violated as described in Rider Section 2.4, or if you change ownership of the contract to which this rider is attached as described in Rider Section 2.5.

================================================================================
RIDER SECTION 3.  RIDER CHARGES
================================================================================

3.1 IS THERE A CHARGE FOR THIS RIDER?

There is an annual charge for this rider. The annual charge is determined by multiplying the rider charge rate by the average daily LBB for the prior contract year. The LBB as of each calendar day will be used to calculate the average daily LBB for the prior contract year.

The initial rider charge rate is shown on the Rider Data Page. We reserve the right to change the rider charge rate if you elect to step-up your LBB. The rider charge rate will not exceed the maximum rider charge rate shown on the Rider Data Page.

During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

The rider charge will also be deducted upon:

     a.) full surrender of the contract;
     b.) termination of the rider after expiration of the minimum charge period;
     c.) payment of death proceeds; or
     d.) the start of payments under an income payout option, if not on a contract anniversary.

Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

================================================================================
RIDER SECTION 4.  PURCHASE PAYMENTS AND TRANSFERS
================================================================================

4.1 CAN YOU CHANGE THE ALLOCATION OF NET PURCHASE PAYMENTS?

You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

Changing allocation to an investment option other than an available benefit allocation model during a benefit period is a violation of the investment restrictions. See Rider Section 2.4, for a description of the consequences of such violation.

4.2 HOW WILL ADDITIONAL PURCHASE PAYMENTS MADE TO YOUR CONTRACT AFFECT THE LBB?

Additional purchase payments will increase your LBB, subject to the following requirements:

     a.) we must receive any additional purchase payments during the window period shown on the Rider Data Page; and b.) the increase in your LBB is limited to the maximum window purchase payment amount shown on the Rider Data Page.

Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your LBB. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your LBB. Careful consideration should be given before making additional purchase payments that do not increase your LBB as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily LBB; therefore additional purchase payments that increase your LBB will also increase the annual charge for this rider.

4.3 CAN CONTRACT VALUE BE TRANSFERRED?

You may transfer your contract value to any benefit allocation model that we make available.

Transferring your contract value to an investment option other than an available benefit allocation model is a violation of the investment restrictions. See Rider Section 2.4 for a description of the consequences of such violation.

================================================================================
RIDER SECTION 5.  GUARANTEED LIFETIME WITHDRAWAL BENEFIT
================================================================================

5.1 WHAT IS THE GUARANTEED LIFETIME WITHDRAWAL BENEFIT?

The guaranteed lifetime withdrawal benefit guarantees that you may take lifetime withdrawals under this rider regardless of your contract value.

Withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached.

5.2 WHEN CAN LIFETIME WITHDRAWALS BE MADE?

You may begin making lifetime withdrawals under this rider at any time on or after the rider issue date. At least one annuitant must be living at the time of the withdrawal.

5.3 WHAT AMOUNT CAN BE WITHDRAWN UNDER THIS RIDER AS A LIFETIME WITHDRAWAL?

You can withdraw up to the GALWA each rider year on or after the rider issue date.

The GALWA is determined by multiplying the LBB at the time the lifetime withdrawal occurs by the annual withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the annuitant's current age at the time the first lifetime withdrawal occurs following the rider issue date.

If a step-up occurs after the first lifetime withdrawal, the percentage will be based on the annuitant's current age at the time of the step-up. This will result in an increase to the annual withdrawal benefit percentage.

If you withdraw more than the GALWA (an excess withdrawal), the LBB will be adjusted and the GALWA will be reduced. See Rider Section 7.2.

5.4 WHAT HAPPENS IF A LIFETIME WITHDRAWAL CAUSES YOUR CONTRACT VALUE TO BE EQUAL TO OR LESS THAN ZERO?

If a lifetime withdrawal under the terms of this rider causes your contract value to be equal to or less than zero:

     a.) the accumulation period under your contract will end and the payout period will automatically begin;
     b.) the remaining lifetime withdrawals under this rider will occur under an income payout option that we make available for that purpose; and c.) all other riders attached to your contract, if any, will terminate.

5.5 WHAT HAPPENS IF LIFETIME WITHDRAWALS CONTINUE PAST THE ANTICIPATED PAYOUT DATE?

If lifetime withdrawals under the terms of this rider continue past the anticipated payout date:

     a.) we may not accept any additional purchase payments;
     b.) your income payout date will be extended; and c.) all other riders attached to your contract, if any, will terminate.

The anticipated payout date is the contract anniversary following the annuitant's (primary annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.

================================================================================
RIDER SECTION 6.  LIFETIME BENEFIT BASIS
================================================================================

6.1 HOW IS THE LBB DETERMINED?

The LBB as of the rider issue date is shown on the Rider Data Page and is equal to:

     a.) your initial purchase payment if this rider is issued at the same time your contract is issued; or
     b.) your contract value as of the rider issue date if this rider is issued after your contract is issued; or
     c.) the continuation amount if this rider is issued as a result of spousal continuation.

The LBB will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page); and it may increase on each rider anniversary that the simple interest benefit and/or the step-up option are in effect as described in Rider
Section 6.5.

If an excess withdrawal occurs, your LBB will be adjusted and the GALWA will be reduced. See Rider Section 7.2.

6.2 WHAT IS THE SIMPLE INTEREST BENEFIT AND WHEN IS IT IN EFFECT?

The simple interest benefit is a benefit that may increase the LBB on each rider anniversary that it is in effect as described in Rider Section 6.5. For purposes of determining your LBB while the simple interest benefit is in effect, a value, referred to as the SIBB, is calculated on each rider anniversary, as described in Rider Section 6.3.

The simple interest benefit is in effect on each of the first 10 rider anniversaries, provided no investment violations and no lifetime withdrawals have occurred since the rider issue date. This benefit will remain in effect until the earliest of:

     a.) your first lifetime withdrawal following the rider issue date; or b.) your 10th rider anniversary; or c.) the date you violate the investment restrictions by electing to transfer your contract value or change your allocation to an investment option other than an available benefit allocation model.

While the simple interest benefit is in effect, it may increase your LBB (and therefore your lifetime withdrawals under this rider); however, it will not increase your contract value.

6.3 How is the SIBB determined?

The SIBB on your Rider Issue Date is equal to the LBB as of that date. On each rider anniversary that the simple interest benefit is in effect an annual credit is applied to increase the SIBB. The annual credit is equal to the SIBB Rate shown on the Rider Data Page multiplied by the LBB at the end of the first rider year.

See Rider Section 6.2 for a description of when the simple interest benefit is in effect.

6.4 WHAT IS THE STEP-UP OPTION?

The step-up option, if elected, is a benefit that may increase the LBB on each rider anniversary that it is in effect as described in Rider Section 6.5.

Once elected, the step-option will remain in effect until the earliest of the following:

     a.) the rider anniversary on or following the annuitant's 85th birthday
         (the 85th birthday of the youngest annuitant, if joint annuitants);
     b.) the date you terminate the option by written request;
     c.) the date you violate the investment restrictions by electing to transfer your contract value or change your allocation to an investment option other than an available benefit allocation model; or
     d.) the date you change ownership of the contract to which this rider is attached.

You may not re-elect the step-up option once it has been terminated. Step-ups will only be allowed if we are issuing new Guaranteed Lifetime Withdrawal Benefit Riders on the date of the step-up. Your annual report will indicate if the step-up option is in effect during the report period.

If you did not elect the automatic step-up option at the time of application, you may do so at a later date by written request. Step-ups will then begin automatically on the rider anniversary following receipt of your written request and will continue on each rider anniversary that the option is in effect.

6.5 HOW IS THE LBB DETERMINED WHEN THE SIMPLE INTEREST OPTION AND/OR THE STEP-UP OPTION ARE IN EFFECT?

On each rider anniversary that the simple interest benefit and/or the step-up option are in effect, the LBB will be determined as follows:

     a.) IF BOTH THE SIMPLE INTEREST BENEFIT AND THE STEP-UP OPTION ARE IN
         EFFECT, THE LBB FOR THAT RIDER ANNIVERSARY WILL BE COMPARED TO THE FOLLOWING AMOUNTS:

         1.) the SIBB as of that rider anniversary; and 2.) the current contract value as of that rider anniversary.

         If 1.) and/or 2.) is greater than the LBB for that rider anniversary, the LBB will be increased to be equal to the greatest amount.

         If both 1.) and 2.) are lower than the LBB for that rider anniversary, there will be no adjustment for that rider year and the LBB will remain unchanged.

     b.) IF THE STEP-UP OPTION IS IN EFFECT, BUT THE SIMPLE INTEREST BENEFIT IS
         NOT IN EFFECT, the LBB for that rider anniversary will be compared to the current contract value as of that rider anniversary.

         If the contract value is greater than the LBB for that rider anniversary, the LBB will be increased (stepped-up) to be equal to the contract value.

         If the contract value is equal to or lower than the LBB for that rider anniversary, there will be no adjustment for that rider year and the LBB will remain unchanged.

     c.) IF THE SIMPLE INTEREST BENEFIT IS IN EFFECT, BUT THE STEP-UP OPTION IS
         NOT IN EFFECT, the LBB for that rider anniversary will be compared to the SIBB as of that rider anniversary.

         If the SIBB is greater than the LBB for that rider anniversary, the LBB will be increased to be equal to the SIBB.

         If the SIBB is equal to or lower than the LBB for that rider anniversary, there will be no adjustment for that rider year and the LBB will remain unchanged.

6.6 WILL THE SIMPLE INTEREST BENEFIT AND/OR THE STEP-UP OPTION AFFECT THE ANNUAL CHARGE FOR THIS RIDER?

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily LBB; therefore any increase to your LBB as a result of the simple interest benefit or step-up option will also increase the annual charge for this rider.

If the step-up option is in effect and you elect to step-up your LBB, the rider charge rate may differ from the initial rider charge rate shown on the Rider Data Page. Any change in the rider charge rate will also affect the annual charge for this rider. See Rider Section 3.1.

================================================================================
RIDER SECTION 7.  EXCESS WITHDRAWALS
================================================================================

7.1 WHEN DOES AN EXCESS WITHDRAWAL OCCUR?

An excess withdrawal occurs if:

     a.) the amount withdrawn during a rider year exceeds the GALWA; or b.) the amount withdrawn, when added to prior withdrawals during a rider year, exceeds the GALWA.

The amount withdrawn during a rider year that is in excess of the GALWA is referred to as the "excess withdrawal amount".

7.2 WHAT HAPPENS IF AN EXCESS WITHDRAWAL OCCURS?

If an excess withdrawal occurs, the LBB will be reset to equal the previous LBB reduced by the greater of:

     a.) the excess withdrawal amount; or
     b.) a proportional adjustment amount that is equal to (1) divided by (2), with the result multiplied by (3), where:

         (1) = the excess withdrawal amount.
         (2) = the contract value prior to the withdrawal minus the remaining GALWA, if any, at the time of withdrawal. The remaining GALWA is the amount available for withdrawal without exceeding the GALWA.
         (3) = the LBB prior to the withdrawal.

The GALWA will then be recalculated and reduced, based on the newly reset LBB.

We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily LBB; therefore any decrease to your LBB will also decrease the annual charge for this rider.

================================================================================
RIDER SECTION 8.  DEATH BENEFIT PROCEEDS
================================================================================

8.1 WHAT AMOUNT WILL BE PAID AS DEATH BENEFIT PROCEEDS DURING THE ACCUMULATION PERIOD?

The amount that will be paid under this contract as death benefit proceeds is equal to the greater of the following:

     a.) the contract value as of the date due proof of death is received reduced by any applicable rider charges (calculated in proportion to the number of days since the prior contract anniversary for a partial year's charge); or
     b.) the sum of your net purchase payments made as of the date due proof of death is received; minus an adjustment for each partial withdrawal made as of the date due proof of death is received. The adjustment for a partial withdrawal is equal to the partial withdrawal amount plus an additional adjustment if an excess withdrawal occurred as described in Rider Section 7.

         The additional adjustment for an excess withdrawal is equal to: (1) divided by (2); with that result multiplied by (3); and then finally reduced by (1), where:

           (1) = the excess withdrawal amount;
           (2) = the contract value immediately prior to the excess withdrawal;
           (3) = the sum of your net purchase payments immediately prior to the date the excess withdrawal occurred, less any adjustments already made for prior withdrawals.

         This additional adjustment for an excess withdrawal has the effect of increasing the total adjustment amount when (3) is greater than (2) and reducing the total adjustment amount when (3) is less than (2).

The death benefit proceeds described above will be reduced by any applicable premium expense charges not previously deducted.

CUNA Mutual Insurance Society

/s/ Jeff Post

    President

================================================================================
                RIDER DATA PAGE                        CONTRACT NUMBER: 12345678
================================================================================

   GUARANTEED LIFETIME WITHDRAWAL BENEFIT WITH MINIMUM GUARANTEE DEATH BENEFIT

ANNUITANT                                           ANNUITANT(S) ISSUE AGE(S)
---------                                           -------------------------
[John Doe]                                          [35]

CO-ANNUITANT                                        CO-ANNUITANT'S ISSUE AGE
------------                                        ------------------------
[Jane Doe]                                          [35]

OWNER(S)                                            RIDER ISSUE DATE
--------                                            ----------------
[John Doe]                                          [October 31, 2009]

LIFETIME BENEFIT BASIS (LBB): [$100,000]

WINDOW PERIOD: [October 31, 2009 - October 31, 2010]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

SIMPLE INTEREST BENEFIT BASIS RATE (SIBB RATE): [3.0%]

INITIAL RIDER CHARGE RATE: [0.85%]

MINIMUM CHARGE PERIOD: [October 31, 2009 - October 31, 2016]

MAXIMUM RIDER CHARGE RATE: 1.75%

ANNUAL WITHDRAWAL BENEFIT PERCENTAGE:

                       AGE AT FIRST WITHDRAWAL OR STEP-UP
                       ----------------------------------
CURRENT AGE                                                           PERCENTAGE
-----------                                                           ----------
    55                                                                   4.2%
    56                                                                   4.4%
    57                                                                   4.6%
    58                                                                   4.8%
    59                                                                   5.1%
    60                                                                   5.2%
    61                                                                   5.3%
    62                                                                   5.4%
    63                                                                   5.5%
    64                                                                   5.6%
    65                                                                   5.7%
    66                                                                   5.8%
    67                                                                   5.9%
    68                                                                   6.0%
    69                                                                   6.1%
    70                                                                   6.2%
    71                                                                   6.3%
    72                                                                   6.4%
    73                                                                   6.5%
    74                                                                   6.6%
    75                                                                   6.7%
    76                                                                   6.8%
    77                                                                   6.9%
    78                                                                   7.0%
    79                                                                   7.1%
    80                                                                   7.2%
    81                                                                   7.3%
    82                                                                   7.4%
    83                                                                   7.5%
    84                                                                   7.6%
    85                                                                   7.7%

                                JOINT ANNUITANTS
            AGE OF YOUNGEST ANNUITANT AT FIRST WITHDRAWAL OR STEP-UP
            --------------------------------------------------------

CURRENT AGE                                                           PERCENTAGE
-----------                                                           ----------
    55                                                                   3.2%
    56                                                                   3.4%
    57                                                                   3.6%
    58                                                                   3.8%
    59                                                                   4.1%
    60                                                                   4.2%
    61                                                                   4.3%
    62                                                                   4.4%
    63                                                                   4.5%
    64                                                                   4.6%
    65                                                                   4.7%
    66                                                                   4.8%
    67                                                                   4.9%
    68                                                                   5.0%
    69                                                                   5.1%
    70                                                                   5.2%
    71                                                                   5.3%
    72                                                                   5.4%
    73                                                                   5.5%
    74                                                                   5.6%
    75                                                                   5.7%
    76                                                                   5.8%
    77                                                                   5.9%
    78                                                                   6.0%
    79                                                                   6.1%
    80                                                                   6.2%
    81                                                                   6.3%
    82                                                                   6.4%
    83                                                                   6.5%
    84                                                                   6.6%
    85                                                                   6.7%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [1%].

BENEFIT ALLOCATION MODEL:
100% Conservative Allocation
100% Moderate Allocation
100% Diversified Income

CONSERVATIVE MODERATE BLEND
66%  Conservative Allocation
34%  Moderate Allocation

CONSERVATIVE I MODEL
40%  Bond
10%  High Income
18%  Large Cap Value
12%  Large Cap Growth
 5%  Mid Cap Value
 3%  Mid Cap Growth
 3%  Small Cap Value
 3%  Global Securities
 6%  International Stock

CONSERVATIVE R MODEL
 5%  Franklin Income Securities IV
10%  PIMCO VIT Global Bond Unhedged
10%  Franklin High Income IV
25%  PIMCO VIT Total Return
13%  Oppenheimer Main Street/VA Svc
16%  Van Kampen LIT Growth & Income
 4%  Van Kampen LIT Mid Cap Growth
 3%  Oppenheimer Main St Small Cap/VA Svc
 3%  Mutual Discovery Securities IV
 6%  Oppenheimer International Growth
 2%  AIM VI Global Real Estate
 3%  PIMCO VIT CommodityRealReturn

CONSERVATIVE C MODEL
25%  Ultra Bond
10%  Franklin High Income IV
10%  PIMCO VIT Global Bond Unhedged
 5%  PIMCO VIT Total Return
16%  Van Kampen LIT Growth & Income
10%  Large Cap Growth
 6%  Mid Cap Value
 2%  Mid Cap Growth
 2%  Oppenheimer Main St Small
 7%  International Stock
 2%  Oppenheimer International Growth
 2%  AIM VI Global Real Estate
 3%  PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE I MODEL
32%  Bond
 8%  High Income
17%  Large Cap Value
14%  Large Cap Growth
 7%  Mid Cap Value
 5%  Mid Cap Growth
 4%  Small Cap Value
 4%  Global Securities
 9%  International Stock

CONSERVATIVE/MODERATE R MODEL
 5%  Franklin Income Securities IV
 8%  PIMCO VIT Global Bond Unhedged
 8%  Franklin High Income IV
19%  PIMCO VIT Total Return
15%  Oppenheimer Main Street/VA Svc
15%  Van Kampen LIT Growth & Income
 6%  Van Kampen LIT Mid Cap Growth
 5%  Oppenheimer Main St Small Cap/VA Svc
 4%  Mutual Discovery Securities IV
 9%  Oppenheimer International Growth
 2%  AIM VI Global Real Estate
 4%  PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE C MODEL
20%  Ultra Bond
 8%  Franklin High Income IV
 8%  PIMCO VIT Global Bond Unhedged
 4%  PIMCO VIT Total Return
16%  Van Kampen LIT Growth & Income
12%  Large Cap Growth
 7%  Mid Cap Value
 3%  Mid Cap Growth
 3%  Oppenheimer Main St Small
 8%  International Stock
 5%  Oppenheimer International Growth
 2%  AIM VI Global Real Estate
 4%  PIMCO VIT CommodityRealReturn

MODERATE I MODEL
24%  Bond
 6%  High Income
16%  Large Cap Value
16%  Large Cap Growth
 8%  Mid Cap Value
 7%  Mid Cap Growth
 5%  Small Cap Value
 7%  Global Securities
11%  International Stock

MODERATE R MODEL
 5%  Franklin Income Securities IV
 6%  PIMCO VIT Global Unhedged
 6%  Franklin High Income IV
13%  PIMCO VIT Total Return
17%  Oppenheimer Main Street/VA Svc
14%  Van Kampen LIT Growth & Income
 8%  Van Kampen LIT Mid Cap Growth
 6%  Oppenheimer Main St Small Cap/VA Svc
 7%  Mutual Discovery Securities IV
11%  Oppenheimer International Growth
 3%  AIM VI Global Real Estate
 4%  PIMCO VIT CommodityRealReturn

MODERATE C MODEL
15%  Ultra Bond
 6%  Franklin High Income IV
 6%  PIMCO VIT Global Bond Unhedged
 3%  PIMCO VIT Total Return
16%  Van Kampen LIT Growth & Income
14%  Large Cap Growth
 7%  Mid Cap Value
 4%  Mid Cap Growth
 4%  Oppenheimer Main St Small
10%  International Stock
 8%  Oppenheimer International Growth
 3%  AIM VI Global Real Estate
 4%  PIMCO VIT CommodityRealReturn